UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 9, 2005

(Date of earliest event reported)

WAH KING INVEST CORP.

(Exact name of registrant as specified in its charter)

Delaware --------------------------------	000-27097 --------------------------------	98-021578 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kobaltweg 11

3542CE Utrecht

The Netherlands

(Address of principal executive offices) (Zip Code)

31.35628101

(Registrant’s telephone no., including area code)

ICBS INTERNATIONAL CORP.

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.03	Material Modification to Rights of Security Holders.

The information provided by the Company in the Definitive Information Statement Schedule 14C as filed and mailed to its shareholders on May 20, 2005 became effective on June 9, 2005. Specifically the following resolution to reverse split ten to one all issued and outstanding Common Stock, and amend its Articles of Incorporation to reflect: (i) changing the state of incorporation from Florida to Delaware; (ii) authorizing up to 1,000,000 shares of Preferred Stock which allows its Board of Directors to issue, without further shareholder action, one or more series of Preferred Stock; and (iii) changing its name to Wah King Invest Corp. As a result of the above actions, the Company now located at Kobaltweg 11, Utrecht P7 3542CE, in The Netherlands, had its trading symbol on the Over-the Counter Bulletin Board changed to WAHK.

The reverse stock split affects all of the holders of our Common Stock uniformly. Any fractional shares existing as a result of the reverse stock split is rounded to the next higher whole number to those shareholders who are entitled to receive them as a consequence of the reverse stock split. As of today, each stockholder owns a reduced number of shares of our Common Stock, but holds the same percentage of the outstanding shares as such stockholder held prior to today. The reverse stock split will have an impact on the number of shares of our Common Stock that may be issued upon the conversion of our outstanding convertible debentures, as the conversion price will be adjusted accordingly.

The reverse stock split and the other terms of the amendments have the following effects upon our Common Stock:

The number of shares owned by each holder of Common Stock has been reduced by the ratio of ten (10) to one (1), reducing the number of shares of our Common Stock outstanding from 33,871,702 shares, to approximately 3,387,170 shares;

The number of shares of Common Stock we are authorized to issue remains the same at 300,000,000 shares; and

The par value of our Common Stock remains the same.

The shares after the reverse are fully paid and non-assessable. The amendments did not change any of the other the terms of our Common Stock. These shares have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the previous pre-reverse shares. Each shareholder's percentage ownership of the shares after the reverse will not be altered.

The new preferred stock are "blank check" preferred stock, which gives the Board of Directors the authority to issue these preferred stock from time to time in one or more series and to fix the number of shares and the relative dividend rights, conversion rights, voting rights and special rights and qualifications of any such series. The amendments gives the Company increased financial flexibility as it allows shares of preferred stock to be available for issuance from time to time as determined by the Board of Directors for any proper corporate purpose. Such purpose includes, without limitation, issuance for cash as a means of obtaining capital for use by the

Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or properties.

As soon as practicable, our transfer agent, Interwest Transfer Company, Inc., of 1981 E. 4800 South, Suite 100, Salt Lake City, Utah 84117, telephone number (801) 272-9294, will send a letter of transmittal to each holder of record as of this morning. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a shareholder will be entitled to receive a certificate representing the number of the New Shares into which their Old Shares have been reclassified as a result of the Reverse Stock Split. Shareholders should not submit any certificates until requested to do so. No new certificate will be issued to a shareholder until such shareholder has surrendered his outstanding certificates, together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after this date to evidence ownership of the New Shares in the appropriately reduced number.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information provided by the Company in the Definitive Information Statement Schedule 14C as filed and mailed to its shareholders on May 20, 2005 became effective on June 9, 2005. Specifically the following resolution to reverse split ten to one all issued and outstanding Common Stock, and amend its Articles of Incorporation to reflect: (i) changing the state of incorporation from Florida to Delaware; (ii) authorizing up to 1,000,000 shares of Preferred Stock which allows its Board of Directors to issue, without further shareholder action, one or more series of Preferred Stock; and (iii) changing its name to Wah King Invest Corp. As a result of the above actions, the Company now located at Kobaltweg 11, Utricht P7 3542CE, in The Netherlands, had its trading symbol on the Over-the Counter Bulletin Board changed to WAHK.

The resolution and amendments to the Articles of Incorporation were approved by the Board of Directors on May 9, 2005, who recommended that the resolution and amendments be approved by its shareholders. The resolution and amendments required the approval of holders of a majority of the outstanding shares of its Common Stock. In accordance with Florida law, the Company was permitted to obtain approval for the resolution and amendments by written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes that would be necessary to approve the resolution and amendments at a meeting at which all shares entitled to vote thereon were present and voted. On May 9, 2005, holders of a majority of the shares of our Common Stock acted by written consent to approve the resolution and amendments. The amendments have been filed with the Secretary of State of the State of Delaware and the State of Florida and are now effective.

The resolutions and amendments required the approval of the holders of a majority of the Company’s outstanding shares of Common Stock. Holders of the Company’s Common Stock are entitled to one vote per share on all matters submitted to a vote. There were 33,871,702 shares of the Company’s Common Stock outstanding as of May 9, 2005. On that date, shareholders representing 18,859,018 shares (55.67%) of its Common Stock, which is a majority of the shares outstanding, consented in writing to the resolution and amendments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAH KING INVEST CORP.

(Registrant)

Date: June 9, 2005	By: /s/ JERRY GRUENBAUM

Jerry Gruenbaum

Chief Executive Officer

(Duly Authorized Officer)

Date: June 9, 2005	By: /s/ NATHAN LAPKIN

Nathan Lapkin

President, Secretary and

Chief Financial Officer

(Principal Financial

and Accounting Officer)

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